AMENDMENT TO OPTION AGREEMENT


This Amendment Agreement ("Amendment") to the Option Agreement dated November 30, 1996, between RCM Technologies, Inc., a Nevada corporation (the "Company") and Leon Kopyt (the "Holder"), is effective as of March 18, 1997.

                                                     RECITALS

WHEREAS, the Holder has received certain options to purchase shares of common stock of the Company pursuant to an Option Agreement dated November 30, 1996 (the "Option Agreement");

WHEREAS, the last paragraph of Section 2.5 of the Option Agreement makes reference to the Amended and Restated Termination Benefits Agreement, dated November 30, 1996, between the Company and the Holder and the Amended and Restated Employment Agreement, dated November 30, 1996, between the Company and the Holder; and

WHEREAS, the parties hereto desire to amend such paragraph to reflect that the Amended and Restated Termination Benefits Agreement dated November 30, 1996 has been amended pursuant to the terms of the Second Amended and Restated Termination Benefits Agreement dated March 18, 1997, between the Company and the Holder and that the referenced agreements may be amended from time to time and, therefore, any reference to these agreements would include any and all amendments thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The last paragraph of Section 2.5 of the Option Agreement shall be amended, in its entirety, to read as follows:

The term Change in Control (hereafter a "Change in Control") shall have the meaning ascribed thereto in the Second Amended and Restated Termination Benefits Agreement between the Company and the Holder dated March 18, 1997, as such agreement may be amended from time to time (the "Termination Benefits Agreement"). The term "good and sufficient cause" (hereafter "good and sufficient cause") shall have the meaning ascribed thereto in the Amended and Restated Employment Agreement between the Company and the Holder dated November 30, 1996, as such agreement may be amended from time to time (the "Employment Agreement").

2. All other terms and provisions of the Option Agreement shall remain unchanged and unaffected by this Amendment.




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IN WITNESS WHEREOF,  the Holder and the Company have caused this Amendment to be executed, effective as of the date first written above.

HOLDER:


------------------------------------
Leon Kopyt


RCM TECHNOLOGIES, INC.


By:_________________________________
Executive Officer

Acknowledged and Ratified by:


------------------------------
Chairman of the Compensation
Committee


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